SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 11, 2000


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of registrant as specified in charter)




     Maryland                    0-11083                       13-3147497
     --------------------------------------------------------------------
     (State or other       (Commission file No.)            (IRS Employer
      jurisdiction of                                           I.D. No.)
      incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           ----------------------------------------------------------
           (Address of principal executive offices)        (Zip code)


         Registrant's telephone number, including area code 516-466-3100
                                                            ------------








Item 2.   Acquisition or Disposition of Assets.

         On April 11, 2000, in an ordinary course of business transaction, a wholly owned subsidiary of the Registrant acquired an approximately 402,200 square foot manufacturing building and an approximately 56,000 square foot office building both situated on approximately 49 acres located in Hanover, Pennsylvania for a consideration of approximately $11,463,000. The property was financed at closing by taking title subject to an existing first mortgage with a balance of approximately $9,014,727. The property is triple net leased to The ESAB Group, Inc.

         Summaries of the material terms of the mortgage and the lease follow:

                                MORTGAGE SUMMARY

DATE:                      Original Open-End Mortgage and Security Agreement
                           dated as of April 9, 1998;   Loan Assumption and
                           Modification Agreement dated as of April 11, 2000

LENDER: LaSalle Bank National Association f/k/a LaSalle National Bank, as Trustee for Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates Series 1998-C2

PRINCIPAL
AMOUNT:                    $9,014,727.03 (reduced from $9,250,000.00).

INTEREST RATE:             7.55%.

MATURITY DATE:             May 1, 2005.

MONTHLY
PAYMENTS:                  The monthly payment is $68,657.81.  Monthly  reserves
                           are required for real estate taxes and insurance but only to the extent same are in excess of amounts the Tenant is required to pay directly (Tenant pays all such charges directly).

                           Monthly, interest-bearing reserves for leasing commissions/TI work and for a replacement reserve are also required ($2,083.33/month for leasing/TI as of May 1, 2000, subject to specified increases in May of 2002 and May of 2003 and $1,041.67/month for the replacement reserve.

PREPAYMENT:                Not permitted until May 1, 2001. Thereafter, in whole
                           only  on 30 to  60  days  notice  with  payment  of a
                           prepayment  fee equal to the greater of (a) 1% of the
                           amount being  prepaid or (b) a present  value formula
                           as set forth in the Note. Lender may elect to require
                           defeasance in lieu of  prepayment.  No prepayment fee
                           is due for prepayments within 6 months of maturity or
                           for   prepayments    resulting   from   casualty   or
                           condemnation.

RECOURSE:                  The loan is non-recourse.  There is no guarantor.


                                  LEASE SUMMARY

TENANT:                    The ESAB Group, Inc.

LEASE DATE:                As of July 8, 1988, as modified.

USE:                       As an office, lab or manufacturing facility.

TERM: Initial term commenced July 8, 1988, and the expiration date is July 8, 2008.

ANNUAL RENT:               Payable quarterly in arrears, as set forth from
                           the lease.

                           $318,228.89 until July 8, 2003
                           $339,629.83 until July 8, 2008

                           Quarterly   rent  for  the  renewal   terms  will  be
                           $356,611.32  (first  renewal  term)  and  $374,411.86
                           (second renewal term).

REAL ESTATE
TAXES:                     Tenant's responsibility.

MAINTENANCE
AND REPAIRS:               Tenant's responsibility.

REMAINING
RENEWAL
OPTIONS:                   Two for 5 years each, each on one year's notice;
                           rent during the option terms is as set forth in "annual rent" above.

INSURANCE:                 Tenant to maintain all risk insurance on the Premises
                           and its personal property, for at least replacement cost, and comprehensive general public liability insurance (at least $5,000,000 per occurrence, and such other coverages as are customary.

UTILITIES:                 Tenant's responsibility.

OPTION TO
PURCHASE:                  Tenant has the option to purchase the Premises on the
                           last day of the initial term or any exercised extended term (on one year's notice), at the then fair market value of the Premises "as encumbered by the Lease".

MISCELLANEOUS:             Landlord has an option to purchase a certain  waste
                           treatment facility and equipment located on the Premises upon the termination of the Lease, on 60 days notice, at fair market value.


Item 7.   Financial Statements

         Financial statements relating to the acquisition described in Item 2 have not been included in this report and will be filed prior to May 28, 2000.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      ONE LIBERTY PROPERTIES, INC.

                                      By: /s/ Mark H. Lundy
                                      --------------------------------
                                      Mark H. Lundy
                                      Vice President and Secretary